UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

OrthoPediatrics Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(IRS Employer Identification No.)

2850 Frontier Drive
Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value per share	KIDS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On April 1, 2020, OrthoPediatrics Corp. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with ApiFix Ltd., a private company incorporated under the laws of the State of Israel (“ApiFix”), certain controlling shareholders of ApiFix (together with all other shareholders thereof, who have agreed to be bound thereby, collectively, the “Sellers”), and the Sellers’ representative named therein (the “Sellers’ Representative”), providing for the purchase by the Company of all of the issued and outstanding shares of stock of ApiFix (the “Acquisition”) from the Sellers. ApiFix has developed and manufactures a minimally invasive deformity correction system for patients with Adolescent Idiopathic Scoliosis (AIS) (the “ApiFix System”).

Under the terms of the Purchase Agreement, consideration of (a) $2 million in cash, and (b) 934,783 shares of common stock, $0.00025 par value per share, of the Company (“Common Stock”), representing approximately $37 million (based on a closing share price of $39.64 on March 31, 2020), will be paid by the Company on the date the Acquisition closes (the “Closing Date”). The purchase price is subject to a post-closing working capital adjustment.

In addition to the consideration set forth above (the “Closing Purchase Price”), the Company has also agreed to pay as part of the purchase price the following payments (each, an “Anniversary Payment” and, collectively, the “Anniversary Payments”): (i) $13 million on the second anniversary of the Closing Date, provided that such payment will be paid earlier if 150 clinical procedures using the ApiFix System are completed in the United States before such anniversary date; (ii) $8 million on the third anniversary of the Closing Date; and (iii) $9 million on the fourth anniversary of the Closing Date. In addition, to the extent that the product of the Company’s revenues from the ApiFix System for the twelve months ended June 30, 2024 multiplied by 2.25 exceeds the Anniversary Payments actually made for the third and fourth years (or subject to offset as a result of the occurrence of a Reduction Event (as defined below)), the Company has agreed to pay the Sellers the amount of such excess (the “System Sales Payment”). The Anniversary Payments and the Systems Sales Payment may each be made in cash and/or Common Stock, subject to certain limitations; provided that the Company shall make the determination with respect to Anniversary Payments and the Sellers’ Representative shall make the determination with respect to the Systems Sales Payment, if any.

Notwithstanding the foregoing, in the event that, prior to the fourth anniversary of the Closing Date, the ApiFix System (A) loses its humanitarian device exemption from the United States Food and Drug Administration (the “FDAˮ), or other approval of the FDA, or its Conformité Européenne mark under European Union legislation, as a result safety events; or (B) experiences an implant failure rate in excess of ten percent (10%) due to breakage, as calculated at the time of each of the Anniversary Payments (each a “Reduction Event”), each of the Anniversary Payments, to the extent still payable by the Company at the relevant time, shall each be reduced up to a total reduction of $15 million.

In addition, if the Company sells a majority of the intellectual property comprising, or embodied in, the ApiFix System to a third party, through a sale of assets, an exclusive license of intellectual property rights, a sale of stock of the Company or otherwise (an “ApiFix Divestiture”), on or before June 30, 2024, then the Company’s obligation to make the payments under the Purchase Agreement shall remain effective; provided that the amount payable (excluding the Closing Purchase Price) shall be the higher of: (a) $45 million less any of the Anniversary Payments already made by the Company (or subject to offset as a result of a Reduction Event (if triggered); and (b) the sum of the second year Anniversary Payment (unless previously paid or subject to offset as a result of a Reduction Event (if triggered)) and the System Sales Payment. In the event of an ApiFix Divestiture, the remaining payments are payable in cash and/or Common Stock as determined by the Sellers’ Representative.

The Purchase Agreement contains negotiated representations, warranties and covenants by the Sellers and the Company, which are believed to be customary for transactions of this kind. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2020, concurrently with the execution and delivery of the Purchase Agreement described in Item 1.01, the Company and the Sellers completed the Acquisition. The information disclosed in response to Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Common Stock pursuant to the Purchase Agreement is incorporated by reference into this Item 3.02. As part of the aggregate consideration payable on the Closing Date, the Company issued the number of shares of Common Stock set forth above. The issuance of the Common Stock was made in reliance upon an exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure.

On April 1, 2020, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing the completion of the Acquisition and its intention to provide additional details about the Acquisition during a conference call and webcast at 8:30 a.m., Eastern Time, on April 2, 2020. The Company has prepared an investor presentation for purposes of the conference call and webcast, a copy of which presentation is furnished herewith as Exhibit 99.2 and is incorporated herein by reference. The presentation is also available on the investor relations page of the Company’s website at http://www.orthopediatrics.com.

The information contained in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

To the extent required, the Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b)        Pro Forma Financial Information.

To the extent required, the Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)       Exhibits.

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated April 1, 2020, by and among OrthoPediatrics Corp., ApiFix Ltd. (“ApiFix”), certain controlling shareholders of ApiFix, and the sellers’ representative named therein.

99.1	Press Release, dated April 1, 2020.

99.2	Investor Presentation, dated April 2, 2020.

*	The schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Purchase Agreement to the Securities and Exchange Commission (the “SEC”) upon request.

Cautionary Note on Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for the Company’s products, and the Company’s ability to respond to the related challenges; and the risks detailed from time to time in the Company’s SEC filings, including those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrthoPediatrics Corp.

Date: April 1, 2020	By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen, General Counsel and Secretary